SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The First Quarter 2010 Press Release furnished as Exhibit 99.1 hereto and the First Quarter 2010 Results — Supplemental Information furnished as Exhibit 99.2 hereto, were posted on the Schlumberger internet website (www.slb.com/ir) on April 23, 2010.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached First Quarter 2010 Press Release and the First Quarter 2010 Results — Supplemental Information, these documents also include the following non-GAAP financial measures (as defined under Regulation G of the Securities Exchange Act of 1934):

•

Net Debt: Net Debt represents gross debt less cash, short-term investments and fixed income investments, held to maturity. Management believes that Net Debt provides useful information regarding the level of Schlumberger’s indebtedness by reflecting cash and investments that could be used to repay debt.

•

Income from continuing operations attributable to Schlumberger, before charges; diluted earnings per share from continuing operations attributable to Schlumberger, excluding charges; pretax return on sales from continuing operations, excluding charges; after-tax return on sales from continuing operations, excluding charges; effective tax rate, excluding charges; pretax income from continuing operations, before charges; and net income attributable to Schlumberger, before charges: Management believes that the exclusion of charges from the foregoing financial measures enables it to evaluate more effectively Schlumberger’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in Schlumberger’s financial statements and filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

99.1	First Quarter 2010 Press Release dated April 23, 2010.
99.2	First Quarter 2010 Results — Supplemental Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Howard Guild
Howard Guild Chief Accounting Officer

Date: April 23, 2010